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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 (Registration Statement File No. 33-96728, No. 333-53505, No. 333-82537, No. 333-42190 and No. 333-62840) and the Company's
previously filed registration statement on Form S-3 (Registration Statement File No. 333-46927).


                                                    /s/ ARTHUR ANDERSEN LLP


Dallas, Texas,
June 27, 2001